Exhibit 99.7

Certification

This is to certify the following information:

Our company is an enterprise producing bromine flame retardants, pharmaceutical intermediaries and crude salt chemicals.  Shouguang Haoyuan Chemical Industry Co., Ltd. is a bromine supplier to us.  It supplied a total of 5,162.5 tons of bromine to our company in 2009.

Shandong Morui Chemical Co., Ltd.

[company seal]

December 2, 2010